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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                FEBRUARY 25, 2000
                 Date of Report (Date of earliest event reported)



                           MAXIM PHARMACEUTICALS, INC.
              (Exact name of registrant as specified in its charter)


          DELAWARE                     1-14430                 87-0279983
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


                             8899 UNIVERSITY CENTER LANE
                                      SUITE 400
                             SAN DIEGO, CALIFORNIA 92122
                                   (858) 453-4040
             (Address of principal executive offices, including zip code, and telephone number, including area code)



                                    NOT APPLICABLE
             (Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS

         GENERAL

         On February 25, 2000, the stockholders of Maxim Pharmaceuticals, Inc. (the "Company") approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of common stock, $.001 par value (the "Common Stock"), from 35,000,000 to 40,000,000 shares. The number of authorized shares of preferred stock, $.001 par value (the "Preferred Stock"), remained 5,000,000 shares. The Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Secretary of State") on February 29, 2000 reflecting the increase in the authorized capital stock of the Company.

         The Company also filed a Certificate of Elimination with the Secretary of State eliminating from the Certificate of Incorporation all matters set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A and Series B Convertible Preferred Stock (the "Certificates") which were originally filed in the office of the Secretary of State on July 23, 1999 and November 3, 1999, respectively.

         As a result of these actions, the Company's authorized capital stock consists of 40,000,000 shares of Common Stock, of which 20,055,827 shares were outstanding, and 5,000,000 shares of Preferred Stock, of which none are outstanding, as of February 28, 2000. The number of outstanding shares excludes 1,835,402 shares of Common Stock issuable upon the exercise of outstanding stock options, 1,769,978 shares of Common Stock issuable upon the exercise of redeemable common stock purchase warrants and 564,733 shares of Common Stock issuable upon the exercise of other common stock purchase warrants. It also excludes an additional 40,522 shares of Common Stock reserved for future issuance under Company stock option and other employee benefit plans.

         COMMON STOCK

         The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

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         PREFERRED STOCK

         Pursuant to the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series without any further vote or action by the stockholders. The holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to holders of the Common Stock. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock.

         REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         As of February 28, 2000, there were outstanding redeemable common stock purchase warrants (the "Redeemable Warrants") to purchase 1,769,978 shares of Common Stock at an exercise price of $10.50 per share. The Redeemable Warrants expire on July 10, 2001 and are fully exercisable for cash. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Redeemable Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. The Redeemable Warrants are subject to redemption at $.01 per Redeemable Warrant on thirty (30) days' prior written notice to the warrantholders if certain conditions regarding the average closing bid price of the Common Stock are met. In the event the Company exercises the right to redeem the Redeemable Warrants, such Redeemable Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Redeemable Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

         LIMITATION ON LIABILITY OF DIRECTORS

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that Delaware corporations may include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of their fiduciary duty including acts constituting gross negligence, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, liability under Section 174 of the DGCL or any transaction from which the director derived improper personal benefit. The

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Company's Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of preventing, discouraging or delaying a change in the control of the Company and may maintain the incumbency of the Board of Directors.

         AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS. The Company's Certificate of Incorporation provides that the provisions therein relating to the classification of the Board of Directors, the removal of directors and the liability of directors may be amended, altered, changed or repealed only by the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the outstanding shares of voting stock, voting together as a single class.

         The Certificate of Incorporation also provides that the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of voting stock. The Board of Directors also has the power to adopt, amend or repeal Bylaws.

         These provisions are intended to make it more difficult for stockholders to circumvent certain other provisions contained in the Company's Certificate of Incorporation and Bylaws, such as those that provide for the classification of the Board of Directors. These provisions, however, also will make it more difficult for stockholders to amend the Certificate of Incorporation or Bylaws as to certain matters without the approval of the Board of Directors, even if a majority of the stockholders deems such amendment to be in the best interests of all stockholders.

         ISSUANCE OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, privileges and preferences of the shares. These shares could be used in connection with a stockholder rights plan or "poison pill." Any issuance of Preferred Stock could discourage a third party from acquiring a majority of the Company's outstanding voting stock.

         ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS. The Company's Bylaws limit the ability of stockholders of the Company to raise matters or nominate persons to serve as members of the Company's Board of Directors at a meeting of stockholders without giving advance notice.

         CLASSIFIED BOARD OF DIRECTORS. The Company's Certificate of Incorporation provides that the Board of Directors will be divided into three classes of directors with each class serving a staggered three-year term. The classification system of electing

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directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company and may maintain the incumbency of the Board of Directors, as the classification of the Board of Directors generally increases the difficulty of replacing a majority of the Directors.

         NO STOCKHOLDER ACTION BY WRITTEN CONSENT. The Company's Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

         NO CUMULATIVE VOTING OF DIRECTORS. The Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Maxim Pharmaceuticals, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              MAXIM PHARMACEUTICALS, INC

                                         By:  /s/ Dale A. Sander
                                             ----------------------------------
                                             Dale A. Sander
                                             Vice President, Finance and
                                             Chief Financial Officer